UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 30, 2009

ATLANTIC TELE-NETWORK, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12593	47-0728886
(State or other	(Commission File Number)	(IRS Employer
jurisdiction of incorporation)		Identification No.)

10 Derby Square
Salem, Massachusetts 01970
(Address of principal executive offices and zip code)

(978) 619-1300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02               Results of Operations and Financial Condition.

On July 30, 2009, Atlantic Tele-Network, Inc. (the “Company”) issued a press release announcing financial results for the three and six months ended June 30, 2009.  A copy of the press release is furnished herewith as Exhibit 99.1. In addition, the Company orally provided the following supplemental segment information during its publicly-available earnings conference call on July 31, 2009: “Segment revenue and operating results for the quarter were as follows: Our Rural Wireless segment had revenues of $25.8 million and operating income of $13.5 million, which included $3.6 million of depreciation and amortization. International Integrated Telephony generated revenue of $22.7 million and produced operating income of $8.8 million, which included $4.2 million of depreciation and amortization. Our Island segment, which includes Bermuda and Turks & Caicos, had revenues of $5.5 million, operating income of $226,000 and depreciation of $763,000. The Domestic Telephony segment had revenue of $4.7 million, operating loss of $234,000 and depreciation and amortization expense of $680,000. Wireless Data revenue was $1.5 million and had an operating loss of $1.2 million which included depreciation expense of $466,000.”

Exhibit 99.1 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release of the Company, dated July 30, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC TELE-NETWORK, INC.

	By:	/s/ Justin D. Benincasa
Justin D. Benincasa
Chief Financial Officer

Dated: July 31, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of the Company, dated July 30, 2009.